Exhibit 21.1

                     List of Subsidiaries of the Registrant



   Name                      Jurisdiction    Names under which it does business
   -----------------------  --------------   ----------------------------------
   NuWay Sports, LLC (1)      California                   (same)


(1)   Joint venture company formed December 2003 but not active until January
      2003